    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2002


                                                     REGISTRATION NO. 333-86606

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                               ----------------

                                AMENDMENT NO. 1


                                      TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                            STILWELL FINANCIAL INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
            DELAWARE                    43-1804048
  (STATE OR OTHER JURISDICTION       (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION) IDENTIFICATION NUMBER)
                          920 MAIN STREET, 21ST FLOOR
                          KANSAS CITY, MISSOURI 64105
                                (816) 218-2400
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                              GWEN E. ROYLE, ESQ.
                            STILWELL FINANCIAL INC.
                          920 MAIN STREET, 21ST FLOOR
                          KANSAS CITY, MISSOURI 64105
                                (816) 218-2400
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                                     CODE,
                       OF AGENT FOR SERVICE OF PROCESS)
                               ----------------
                                  COPIES TO:
                            JOEL S. KLAPERMAN, ESQ.
                              SHEARMAN & STERLING
                             599 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 848-4000
      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Registration Statement is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [_]
      If this Registration Statement is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                                                   PROPOSED
                                                                    PROPOSED        MAXIMUM
                                                     AMOUNT         MAXIMUM        AGGREGATE
             TITLE OF EACH CLASS OF                  TO BE     OFFERING PRICE PER  OFFERING         AMOUNT OF
           SECURITIES TO BE REGISTERED             REGISTERED   UNIT OR SHARE(3)  PRICE(4)(5)  REGISTRATION FEE(6)
------------------------------------------------------------------------------------------------------------------
Debt securities(1), common stock(2) and preferred
 stock(2)........................................ $800,000,000         --         $800,000,000       $73,600

================================================================================

(1)Such presently indeterminate principal amount of debt securities with an aggregate initial offering price not to exceed $800,000,000.


(2)Such indeterminate number of shares of common stock and preferred stock as may, from time to time, be issued at indeterminate prices, with an aggregate initial offering price not to exceed $800,000,000, including common stock and preferred stock issuable upon conversion, exchange or exercise of other securities of Stilwell. Each share of common stock includes a right to purchase certain shares of preferred stock or other securities of Stilwell that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of common stock.

(3)Omitted pursuant to General Instruction II.D. of Form S-3.
(4)Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.


(5)Exclusive of accrued interest, if any.

(6)$13,132 previously remitted in connection with initial filing of this Registration Statement. $60,468 previously remitted in connection with a Registration Statement on Form S-3 originally filed by the registrant on September 18, 2001 (File Number: 333-69578), which amount relates to securities remaining unsold in the offering contemplated thereby and deregistration of those unsold securities, and which is offset against the currently due filing fee pursuant to Rule 457(p) under the Securities Act of 1933.

                               ----------------


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS





                                 $800,000,000


                            STILWELL FINANCIAL INC.

                                 COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES

                               ----------------

      This prospectus contains summaries of the general terms of these securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                               ----------------

      This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement.

                               ----------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------


                The date of this prospectus is April 25, 2002.

                               TABLE OF CONTENTS

                                    PAGE
                                    ----
Prospectus.........................   3

Prospectus Supplement..............   3

Where You Can Find More Information   4

Forward-Looking Information........   5

Description of Debt Securities.....   6

Description of Capital Stock.......  21

Plan of Distribution...............  28

Legal Matters......................  28

Experts............................  29

                               ----------------

      You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

                               ----------------

                                  PROSPECTUS


      This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the following securities in one or more offerings up to a total amount of $800,000,000, or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency other than the U.S. dollar:


      .   our shares of common stock;

      .   our shares of preferred stock; and

      .   our debt securities.

      The terms of these securities will be determined at the time of the offering.

                             PROSPECTUS SUPPLEMENT

      This prospectus provides you with a general description of the securities we may offer. Each time we sell these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

      The prospectus supplement to be attached to the front of this prospectus will describe: the terms of the securities offered, the initial public offering price, the price paid to us for the securities, net proceeds to us and the other specific terms related to the offering of these securities.

      For more detail on the terms of these securities, you should read the exhibits filed with or incorporated by reference in our registration statement.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

Public Reference Room    North East Regional Office    Midwest Regional Office
450 Fifth Street, N. W.      7 World Trade Center      500 West Madison Street
       Room 1024                  Suite 1300                 Suite 1400
Washington, D. C. 20549       New York, NY 10048          Chicago, IL 60661

      You may also obtain copies of the information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N. W., Room 1024, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Stilwell, who file electronically with the SEC. The address of the site is www.sec.gov.

      You can also inspect reports, proxy statements and other information about Stilwell at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We are "incorporating by reference" into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC. These documents contain important information about us and our finances.


STILWELL SEC FILINGS (FILE NO. 001-15253)                PERIOD
-----------------------------------------                ------
       Current Report on Form 8-K........ Filed on April 25, 2002.
       Current Report on Form 8-K........ Filed on April 5, 2002.
       Proxy Statement................... Filed on April 4, 2002.
       Annual Report on Form 10-K........ Fiscal year ended December 31, 2001.


      All documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under item 9 of Form 8-K) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

      Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

      Investor Relations
      Stilwell Financial Inc.
      920 Main Street
      21st Floor
      Kansas City, MO 64105-2008
      Tel: (816) 218-2400, Fax: (816) 218-2453
      plandon@stilwellfinancial.com

      Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

                          FORWARD-LOOKING INFORMATION

      Certain information included or incorporated by reference in this document may be deemed to be "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, as well as other factors that our management has not yet identified. Any such forward-looking statements are not guarantees of future performances, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the foregoing.

                        DESCRIPTION OF DEBT SECURITIES

      We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

      As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to one or more indentures, which we will enter into with a trustee. When we refer to the "applicable indenture" or "indenture" in this prospectus, we are referring to the indenture under which your debt securities are issued, as supplemented by the supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the applicable indenture. Second, the trustee performs certain administrative duties for us.

      Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. If we refer to particular provisions in an indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The forms of indentures are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures.

GENERAL

      The debt securities offered hereby will be unsecured obligations of Stilwell. The debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the "senior debt securities," or our subordinated unsecured obligations issued in one or more series and referred to herein as the "subordinated debt securities." The senior debt securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of Stilwell. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and the senior indebtedness of Stilwell, as described below under "Subordinated Indenture--Provisions Subordination."

      You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture and may include the following, as applicable to the series of debt securities offered thereby:

       .  the title of the debt securities;

       . whether the debt securities will be senior debt securities or subordinated debt securities of Stilwell;

       . the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

       . whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

       . the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

       . the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

       . the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

       . the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

       . the date or dates from which any interest will accrue or how such date or dates will be determined;

       . the interest payment dates and the record dates for these interest payments;

       .  whether the debt securities are redeemable at our option;

       . whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

       . the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

       .  the currency or currencies of the debt securities;

       . whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

       . the place or places, if any, other than or in addition to the City of New York, for payment, transfer, conversion and/or exchange of the debt securities;

       .  the denominations in which the offered debt securities will be issued;

       . the applicability of the provisions of the applicable indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

       . material federal income tax considerations that are specific to the series of debt securities offered;

       . any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

       . whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus;

       . whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange; and

       .  any other terms specific to the series of debt securities offered.

      Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.

REDEMPTION

      If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

       .  the redemption prices (or method of calculating the same);

       .  the redemption period (or method of determining the same);

       . whether such debt securities are redeemable in whole or in part at our option; and

       .  any other provisions affecting the redemption of such debt securities.

CONVERSION AND EXCHANGE

      If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

       . the conversion price or exchange ratio (or the method of calculating the same);

       . the conversion or exchange period (or the method of determining the same);

       . whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

       . the events requiring an adjustment of the conversion price or the exchange ratio; and

       . any other provisions affecting conversion or exchange of such debt securities.

FORM AND DENOMINATION OF DEBT SECURITIES

DENOMINATION OF DEBT SECURITIES

      Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

REGISTERED FORM

      We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

BEARER FORM

      We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

HOLDERS OF REGISTERED DEBT SECURITIES

BOOK-ENTRY HOLDERS

      We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

      Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

      As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

STREET NAME HOLDERS

      In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name." Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

      For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

LEGAL HOLDERS

      Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

      For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

      Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

      If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

       .  how it handles securities payments and notices;

       .  whether it imposes fees or charges;

       . how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

       . if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

       . how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

       . if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

      A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

      A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

      As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.

      If debt securities are issued only in the form of a global security, an investor should be aware of the following:

       . An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under "--Special Situations When a Global Security Will Be Terminated."

       . An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "--Holders of Registered Debt Securities" above.

       . An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

       . An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

       . The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

       . DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

       . Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

      In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as "certificated" debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under "--Holders of Registered Debt Securities" above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

      The special situations for termination of a global security are as follows:

       . if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

       . if we notify the trustee that we wish to terminate that global security; or

       . if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

      The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

FORM, EXCHANGE AND TRANSFER OF REGISTERED SECURITIES

      If we cease to issue registered debt securities in global form, we will issue them:

       .  only in fully registered certificated form; and

       . unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

      Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

      Holders may exchange or transfer their certificated securities at the trustee's office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

      Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders proof of legal ownership.

      If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

      If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

      If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

PAYMENT AND PAYING AGENTS

      On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee's records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee's records, is also known as the "record date." The record date will usually be about two weeks in advance of the interest due date.

      Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

PAYMENTS ON GLOBAL SECURITIES

      We will make payments on a global security directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "--Global Securities" above.

PAYMENTS ON CERTIFICATED SECURITIES

      We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee's records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

      Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee's records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

PAYMENT WHEN OFFICES ARE CLOSED

      If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

      BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

EVENTS OF DEFAULT

      You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

WHAT IS AN EVENT OF DEFAULT?

      Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

       . We do not pay the principal of, or any premium on, the debt security on its due date.

       . We do not pay interest on the debt security within 30 days of its due date.

       . We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

       . We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

       . We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

       . Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.

      An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

REMEDIES IF AN EVENT OF DEFAULT OCCURS

      If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

      The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

      Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

       . You must give your trustee written notice that an Event of Default has occurred and remains uncured.

       . The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

       . The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

       . The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

      Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

      Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

       . the payment of principal, or any premium or interest, on the affected series of debt securities; or

       . a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

      BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE, AND HOW TO DECLARE OR RESCIND AN ACCELERATION OF MATURITY ON THEIR DEBT SECURITIES.

      With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

MERGER OR CONSOLIDATION

      Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

       . in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

       . the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

       . we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

MODIFICATION OR WAIVER

      There are three types of changes we can make to any indenture and the debt securities issued thereunder.

CHANGES REQUIRING YOUR APPROVAL

      First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:

       . change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

       . reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

       . reduce the amount of principal payable upon acceleration of maturity of your debt securities;

       . make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

       .  change the place or currency of payment on your debt securities;

       .  impair your right to sue for payment on your debt securities;

       . if your debt securities are subordinated debt securities, modify the subordination provisions in the applicable indenture in a manner that is adverse to you;

       . reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

       . reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

       . modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

CHANGES NOT REQUIRING YOUR APPROVAL

      There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

CHANGES REQUIRING MAJORITY APPROVAL

      Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

       . If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

       . If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities all series affected by the change, with all affected series voting together as one class for this purpose.

       . Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

      In each case, the required approval must be given in writing.

FURTHER DETAILS CONCERNING VOTING

      When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

       . For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

       . For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

       . For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

      Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under "--Defeasance--Full Defeasance."

      We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee's records as holders of the debt securities of the relevant series on such record date.

      BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEIR APPROVAL OR WAIVER MAY BE GRANTED OR DENIED IF WE SEEK THEIR APPROVAL TO CHANGE OR WAIVE THE PROVISIONS OF AN APPLICABLE INDENTURE OR OF THEIR DEBT SECURITIES.

DEFEASANCE

      If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

       . to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

       . to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

COVENANT DEFEASANCE

      In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

      Subject to the provisions of the applicable indenture, to accomplish covenant defeasance with respect to the debt securities offered:

      . We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

      . No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

      . We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

      . We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

      . We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the applicable indenture.

      . We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the applicable indenture, had been complied with.

      If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

FULL DEFEASANCE

      If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

      Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

      . We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

      . No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

      . We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

      . We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

      . We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the applicable indenture.

      . We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the applicable indenture, had been complied with.

SENIOR INDENTURE PROVISIONS

      The senior debt securities will be issued under a senior indenture. The form of senior indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of senior debt securities will be set forth in the senior indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and senior indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the senior indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the senior indenture as supplemented by the supplemental indenture that is applicable to you because that senior indenture, as supplemented, and not this section, defines your rights as a holder of the senior debt securities.

SUBORDINATED INDENTURE PROVISIONS

      The subordinated debt securities will be issued under a subordinated indenture. The form of subordinated indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of subordinated debt securities will be set forth in the subordinated indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and subordinated indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the subordinated indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the subordinated indenture as supplemented by the supplemental indenture that is applicable to you because that subordinated indenture, as supplemented, and not this section, defines your rights as a holder of the subordinated debt securities.

SUBORDINATION

      Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money's worth.

      Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

      By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

      When we refer to "senior indebtedness" in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

      . our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities issued under a subordinated indenture, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

      . renewals, extensions, modifications and refundings of any of such indebtedness.

      If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

INFORMATION CONCERNING THE TRUSTEE

      JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) is the trustee under the indentures. We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.

GOVERNING LAW

      The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

                         DESCRIPTION OF CAPITAL STOCK

      We are authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. Of the 10,000,000 shares of preferred stock authorized, 1,000,000 are designated as Series A Preferred Stock. As of March 31, 2002, there were 224,790,650 shares of our common stock issued and 222,350,952 shares of our common stock outstanding. No shares of preferred stock were issued and outstanding as of that date.

      The following are brief summaries of certain material provisions of our certificate of incorporation and bylaws. These summaries do not purport to be complete, and are subject to and are qualified in their entirety by reference to our certificate of incorporation and bylaws, which are filed as exhibits to our annual report on Form 10-K for the fiscal year ended December 31, 2001, which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

DESCRIPTION OF COMMON STOCK

      We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus. Under our certificate of incorporation, we are authorized to issue up to 1,000,000,000 shares of our common stock, par value $.01 per share. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.

      The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Accordingly, the owners of a majority of the shares of our common stock outstanding have the power to elect all of our board of directors. Each share of our common stock outstanding is entitled to participate equally in any distribution of net assets made to the stockholders in the liquidation, dissolution or winding up of Stilwell and is entitled to participate equally in dividends as and when declared by our board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. All shares of our common stock have equal rights and preferences. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of our preferred stock that we may designate and issue in the future.

DESCRIPTION OF PREFERRED STOCK

      Our certificate of incorporation authorizes our board of directors to issue, from time to time, up to 10,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, subject to certain limitations prescribed by law. Our board of directors is authorized to fix or alter from time to time the designations, limitations or restrictions of each series of our preferred stock, including:

       .  dividend rights;

       .  dividend rates;

       .  conversion rights;

       .  voting rights;

       .  liquidation preferences;

       .  the designation of each series; and

       .  the number of shares constituting each series.

      Because this section is a summary, it does not describe every aspect of the series of preferred stock that we may offer. We urge you to read our certificate of incorporation and the certificate of designation creating your preferred stock because they, and not this description, define your rights as a holder of our preferred stock. We have filed our certificate of incorporation and will file the certificate of designation creating your preferred stock with the SEC. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

      The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below.

GENERAL TERMS

      Unless otherwise specified in the prospectus supplement relating to the preferred stock offered thereby, each series of preferred stock offered will rank equal in right of payment to all other series of our preferred stock, and holders thereof will have no preemptive rights. The preferred stock offered will, when issued, be fully paid and nonassessable.

      You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

       .  the title and stated value of the preferred stock;

       .  the number of shares of the preferred stock offered;

       . the liquidation preference and the offering price of the preferred stock;

       . the dividend rates of the preferred stock and/or methods of calculation of such dividends;

       .  periods and/or payment dates for the preferred stock dividends;

       .  whether dividends on the preferred stock are cumulative;

       .  the liquidation rights of the preferred stock;

       . the procedures for any auction and remarketing, if any, of the preferred stock;

       .  the sinking fund provisions, if applicable, for the preferred stock;

       .  the redemption provisions, if applicable, for the preferred stock;

       . whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period or the method of determining the same;

       . whether the preferred stock will have voting rights and, if so, the terms of such voting rights;

       .  whether the preferred stock will be listed on any securities exchange;

       . whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such other securities; and

       . any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

      Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or trade. If the approval of our stockholders is not required for the issuance of shares of our common stock or preferred stock, our board of directors may determine to issue shares without seeking stockholders' approval.

      Our board of directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a change in control of our company. Our board of directors would make any determination to issue such shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an attempt to acquire our company, including tender offers or other transactions that some, or a majority, of our stockholders might believe to be in their best interests, or in which our stockholders might receive a premium for their stock over the then current market price of such stock.

SERIES A PREFERRED STOCK

      Our board of directors designated 1,000,000 shares of our preferred stock as Series A Preferred Stock. No shares of Series A Preferred Stock are currently outstanding. The shares of Series A Preferred Stock are reserved for issuance upon the exercise of rights described below under "--Certain Antitakeover Effects--Shareholders' Rights Plan." The following is a summary of some of the material terms of our Series A Preferred Stock:

       . RANK. Our Series A Preferred Stock ranking equal in right of payment to all other series of our preferred stock, unless the terms of such other series of preferred stock provide otherwise, and are not redeemable.

       . DIVIDENDS. Holders of shares of our Series A Preferred Stock are entitled to receive dividends, as, when and if declared by our board of directors, prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock. With respect to each share of Series A Preferred Stock, such holders are entitled to receive, out of funds legally available for the payment of dividends, cash dividends, payable quarterly, equal to the greater of $10.00 or 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount of all non-cash dividends declared on our common stock, subject to adjustment and certain exceptions. Dividends payable on the Series A Preferred Stock are cumulative and any accrued but unpaid dividend will not bear interest. Additionally, if any dividends or other distributions payable on our Series A Preferred Stock are in arrears, we are restricted from making certain declarations or payments of dividends on shares of stock junior to the Series A Preferred Stock, distributions, redemptions, purchases or other acquisitions of shares of Series A Preferred Stock or any shares of stock ranks equal in right of payment to the Series A Preferred Stock other than in the manner prescribed in the certificate of designation of the Series A Preferred Stock and until all such accrued and unpaid dividends or other distributions have been paid in full.

       . VOTING RIGHTS. Holders of shares of the Series A Preferred Stock vote with the holders of our common stock as one class. Each 1/1000th share of Series A Preferred Stock entitles its holder to one vote on all matters voted on at a stockholders' meeting, subject to adjustment.

       . LIQUIDATION, DISSOLUTION OR WINDING UP. We will not make any distribution on any shares of our capital stock ranking junior to the Series A Preferred Stock in the event of any liquidation, dissolution or winding up of Stilwell, unless the holders of our Series A Preferred Stock have received an amount equal to 1,000 times the aggregate amount to be distributed per share to the holders of our common stock, subject to adjustment.

CERTAIN ANTITAKEOVER EFFECTS

      Our certificate of incorporation, bylaws, shareholders' rights plan and the Delaware General Corporation Law ("DGCL") include provisions that may delay, deter or prevent a future takeover or change in control of Stilwell unless the transaction is approved by our board of directors. These provisions may also render the removal of our directors more difficult and may adversely affect the market price of our common stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will encourage our long-term growth without facing the possibility of disruptions that may be caused by the threat of a takeover that is not deemed by our board to be in the best interests of our stockholders.

BOARD OF DIRECTORS

      Our certificate of incorporation provides that the number of directors on our board will be determined by a majority of our board of directors, but cannot be fewer than three or more than eighteen. Our certificate of incorporation divides our board of directors into three classes, as equal in number as possible, serving staggered, three-year terms. As a result, approximately one-third of our board of directors will be elected each year, and it would take at least two elections of directors for any individual or group to gain control of our board of directors.

      Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on our board resulting from death, resignation, retirement, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until he or she or his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. No decrease in the number of directors constituting our board shortens the term of any incumbent director. Any director may be removed from office only for cause by the affirmative vote of the holders of the majority of our voting stock; provided, however, that on or after the day that someone becomes an interested stockholder (as defined in our certificate of incorporation), a director may be removed from office for cause only by the affirmative vote of at least 70% of the holders of our voting stock. These provisions prevent a third party from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by such removal with its own nominees. These provisions also prevent a third party from enlarging our board of directors and filling new directorships with its own nominees. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our company.

NO STOCKHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT; LIMITATIONS ON CALL OF SPECIAL MEETINGS

      Our certificate of incorporation and bylaws provide that stockholder action must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. Except as otherwise required by law, special stockholder meetings may be called only by the chairman of our board of directors, our chief executive officer or president pursuant to a resolution approved by a majority of our board of directors. These provisions may have the effect of delaying any consideration of a stockholder proposal until the next annual meeting of stockholders unless a special stockholder meeting is called.

ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

      Our bylaws contain provisions that require that stockholders give us prior notice of their intent to either nominate a director or submit a proposal for consideration at the annual meeting of stockholders. Our bylaws provide that we must receive notice from our stockholders not later than 90 days or earlier than 120 days prior to the anniversary date of the first mailing of our proxy statement for the immediately preceding year's annual meeting of stockholders. Notices from the stockholders must contain certain specified information concerning the persons to be nominated or the matters to be brought before the meeting and information concerning the stockholder submitting the proposal. The chairperson of the meeting has the power to determine if business is properly brought before the meeting.

      Our advance notice procedures give our board of directors an opportunity to consider the qualifications of the proposed nominees and to inform stockholders of business to be conducted at annual meetings. Such procedures may also have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed.

AMENDMENTS; BUSINESS COMBINATIONS

      In our certificate of incorporation, our board of directors has reserved the right to amend, alter, change or repeal any provisions contained in our certificate of incorporation in the manner prescribed by the DGCL, and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that the affirmative vote of the holders of at least 70% of our voting stock, voting together as a single class, shall be required to amend, alter, change or repeal certain additional provisions of our certificate of incorporation and that on and after the day that someone becomes an interested stockholder the affirmative vote of the holders of at least 70% of our voting stock is required to amend, alter, change or repeal certain other provisions of our certificate of incorporation. Our certificate of incorporation further provides that provisions of our bylaws (including the stockholder notice procedure) may be adopted, amended or repealed by our entire board of directors or our stockholders; provided, however, that on and after the day that someone becomes an interested stockholder, the affirmative vote of the holders of at least 70% of our voting stock is required to adopt, amend or repeal, by stockholder action, any provisions of our bylaws. In addition, the affirmative vote of at least 70% of our voting stock, voting together as a single class, is required to enter into certain business combinations (defined broadly to include mergers, consolidations, certain sales or other, dispositions of assets, and certain transactions that would increase certain interested stockholders percentage ownership in our company) with an interested stockholder or its affiliates.

EXPANDED CONSIDERATIONS BY STILWELL'S BOARD OF DIRECTORS WHEN EVALUATING CERTAIN TRANSACTIONS

      Our certificate of incorporation provides that our board of directors, when evaluating a tender offer, exchange offer, merger, consolidation or offer to purchase all, or substantially all, of our properties and assets made by another party, may consider expanded factors, including, without limitation, certain social and economic effects on our present and future customers and employees and those of its subsidiaries, including the impact on investment companies advised or managed by any of our subsidiaries, the social and economic effect on the communities in which we are located or operated, our ability to fulfill our corporate objectives, and the consideration being offered in relation to the current market price of our outstanding shares of capital stock, in relation to our current value in a freely negotiated transaction and in relation to our board of directors' estimate of our future value (including the unrealized value of our properties and assets) as an independent going concern.

DELAWARE BUSINESS COMBINATION STATUTE

      We are subject to the provisions of Section 203 of the DGCL. The DGCL generally prohibits a publicly held company from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the corporation's board of directors or unless:

       . the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder was approved by the corporation's board of directors prior to the date the interested stockholder acquired shares;

       . the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

       . the business combination is approved by a majority of the corporation's board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special stockholders' meeting.

      A business combination includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire Stilwell.

LIMITATION ON LIABILITY

      Our certificate of incorporation requires that we indemnify our officers, directors, employees, agents, trustee, committee members or representatives and any person of any other company or entity who is or was serving at our request as an officer, director, employee, agent, trustee, committee member or representative to the fullest extent permitted under the DGCL. Our directors are not personally liable to our stockholders or us for monetary damages resulting from a breach of fiduciary duty as a director, except under certain circumstances.

SHAREHOLDERS' RIGHTS PLAN

      We entered into a rights plan, dated as of June 14, 2000, with UMB Bank, N.A., as rights agent. In connection with the rights plan, our board of directors declared a dividend with respect to each share of our common stock issued and outstanding at the close of business on June 29, 2000, and prior to the earlier of the date on which any of such rights under the plan become exercisable or the expiration date of such rights. Such dividend comprised a right that, when exercised, entitles its holder to purchase 1/1000ths of a share of our Series A Preferred Stock or, under certain circumstances, other securities of Stilwell, including our common stock, having a market value equal to twice the exercise price of the rights.

      The following is a summary of certain material provisions of the rights plan, but does not restate the rights plan in its entirety. The following summary is subject to, and is qualified in its entirety by reference to, all the provisions of the rights plan, a copy of which was incorporated by reference as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 2001. Our annual report on Form 10-K for the fiscal year ended December 31, 2001 is incorporated by reference in this prospectus. See "Where You Can Find More Information."

       . EXERCISE OF RIGHTS. Unless a later date is determined to be applicable by our board of directors, and subject to certain conditions, the rights issued pursuant to the rights plan are not exercisable until the earlier to occur of:

          (1)ten days following a public announcement that a person or group has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of our common stock; or

         (2) ten days following the commencement or announcement of an intention to make a tender or exchange offer that would result in an acquiring person or groups owning 15% or more of the outstanding shares of our common stock.

          Upon the earlier to occur of the two events described above, such rights become exercisable by their holders, in whole or in part, at any time thereafter by the timely surrender to the rights agent of a certificate representing such rights and an amount representing the purchase price for the total number of shares of preferred stock or other securities as to which such rights are exercised. Under certain circumstances, if we were involved in a merger or consolidation and were not the surviving entity, or if we were to dispose of more than 50% of our assets or earning power, the rights would also entitle their holders, other than an acquiring person or group, to purchase securities in the surviving entity having a market value of two times the exercise price of such rights.

    Notwithstandingthe above, under the rights plan, our board of directors may designate certain offers for all outstanding shares of our common stock as permitted offers, and prevent the rights from being triggered under such circumstances. Our board of directors also has the option to redeem all such rights at a nominal cost.

       . TRANSFER OF RIGHTS. Prior to occurrence of the earlier of the two events described above, such rights will be evidenced only by certificates of our common stock and not separate rights certificates, and such rights will not be transferable separately from the shares of common stock to which such rights are attached. The rights will not at any time be transferable to any person or group who beneficially owns or who will, whether as a result of such transfer or in connection with certain related transactions, beneficially own 15% or more of the outstanding shares of our common stock, subject to certain exceptions.

       . EXPIRATION. The rights expire on June 14, 2010, unless earlier redeemed by us or, prior to that date, we consummate a transaction pursuant to certain permitted offers.

       . SUPPLEMENTS AND AMENDMENTS. We may direct the rights agent to supplement or amend any provision of the rights plan without the consent of any holders of such rights prior to the occurrence of the earlier of the two events described above, subject to certain conditions. Thereafter, the rights plan may only be amended without the consent of the holders of such rights to cure any ambiguity, to correct or supplement any provision that is defective or inconsistent with any other provision of the rights plan, to shorten or lengthen any provision relating to time periods in the rights plan, or to change or supplement any provision of the rights plan so long as such amendment or supplement does not adversely affect the holders, other than an acquiring person or group, of such rights. However, we may not at any time supplement or amend the rights plan so as to change the redemption price of the rights, the purchase price payable by the holders of the rights upon an exercise of such rights or the number of 1/1000ths of a share of preferred stock or other securities for which a right is exercisable.

      Our rights plan is intended to encourage a potential acquiring person or group to negotiate directly with our board of directors. It may also delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

TRANSFER AGENT

      The transfer agent and registrar of our common stock is UMB Bank, N.A.

                             PLAN OF DISTRIBUTION

      We may sell the offered securities in one or more of the following ways:

      .   to or through underwriters;

      .   through agents;

      .   directly to one or more purchasers; or

      .   through a combination of these methods of sale.

      Each prospectus supplement with respect to the offered securities will set forth the terms of the offering of such securities, including:

      .   the name or names of any underwriters, dealers or agents;

      . the purchase price of the offered securities and the net proceeds to us from such sale; and

      . any underwriting discounts, commissions or other items constituting underwriters or agents compensation.

      We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

      In connection with the sale of the offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933.

      We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act of 1933.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, our affiliates or us in the ordinary course of their businesses.

      If so indicated in the prospectus supplement relating to a particular series of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

                                 LEGAL MATTERS

      The validity of the debt securities will be passed upon for Stilwell by Shearman & Sterling, New York, New York, counsel to Stilwell. The validity of the shares of common stock and preferred stock will be passed upon for Stilwell by Gwen E. Royle, Vice President--Legal and Corporate Secretary of Stilwell Financial Inc. Ms. Royle also owns shares and stock options in Stilwell.

                                    EXPERTS

      The financial statements of Stilwell and DST Systems, Inc., incorporated in this prospectus by reference to Stilwell's Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses, payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.


Securities and Exchange Commission registration fee $ 73,600
Printing and engraving fees........................    8,000
Accountant's fees and expenses.....................   10,000
Legal fees and expenses............................   50,000
Trustee's fees and expenses........................   20,000
Miscellaneous expenses.............................    5,000
                                                    --------
Total.............................................. $166,600
                                                    ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Stilwell has entered into indemnification agreements with its officers and directors. Such indemnification agreements are intended to supplement our officers' and directors' liability insurance and to provide our officers and directors with specific contractual assurance that the protection provided by our amended and restated certificate of incorporation will continue to be available regardless of, among other things, an amendment to our certificate of incorporation or a change in management or control of Stilwell. Such indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys' fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in such capacities. Such indemnification agreements provide a mechanism for court relief if indemnification or expense advances are denied or not received within the periods specified in such agreements. Indemnification and advancement of expenses are also provided with respect to a court proceeding initiated for a determination of rights under such indemnification agreements and for certain other matters.

      Our amended and restated certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, agent, trustee, committee member or representative of Stilwell (or is or was serving at the request of Stilwell as a director, officer, employee, agent, trustee, committee member or representative of any other entity, including service with respect to employee benefit plans) shall be indemnified and held harmless by Stilwell, to the full extent permitted by Delaware law, as in effect from time to time, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person acting in such capacity.

      Our amended and restated certificate of incorporation provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, any provision of our amended and restated certificate of incorporation or our amended and restated by-laws, agreement or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

      Our amended and restated certificate of incorporation provides that Stilwell will indemnify its directors for monetary damages to Stilwell and its stockholders for any breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to our company or our stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS

      The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

      a. The undersigned registrant hereby undertakes:

       (1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2)that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      d. The undersigned registrant hereby undertakes that:

       (1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this registration statement as of the time it was declared effective.
       (2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF KANSAS CITY, STATE OF MISSOURI.

                                          STILWELL FINANCIAL INC.


                                                             *

                                          By: _______________________________
                                                     LANDON H. ROWLAND
                                              CHAIRMAN OF THE BOARD, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER


Dated: April 25, 2002





      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATE INDICATED.


    SIGNATURE                    TITLE                    DATE
    ---------                    -----                    ----

                   Chairman of the Board, President, April 25, 2002
        *            Chief Executive Officer and
------------------   Director (Principal Executive
LANDON H. ROWLAND    Officer)

        *          Executive Vice President          April 25, 2002
------------------
DANNY R. CARPENTER

        *          Vice President and Chief          April 25, 2002
------------------   Financial Officer (Principal
DANIEL P. CONNEALY   Financial Officer)

        *          Vice President of Development     April 25, 2002
------------------
JOSEPH D. MONELLO

     SIGNATURE                     TITLE                    DATE
     ---------                     -----                    ----

 /s/  GWEN E. ROYLE
-------------------- Vice President--Legal and
   GWEN E. ROYLE       Corporate Secretary             April 25, 2002
         *           Vice President, Controller and
--------------------   Treasurer (Principal Accounting
DOUGLAS E. NICKERSON   Officer)                        April 25, 2002
         *
--------------------
ANTHONY P. MCCARTHY  Vice President--Administration    April 25, 2002
         *
--------------------
    P. F. BALSER     Director                          April 25, 2002
         *
--------------------
    J. E. BARNES     Director                          April 25, 2002
         *
--------------------
   M. I. SOSLAND     Director                          April 25, 2002
         *
--------------------
    R. SKIDELSKY     Director                          April 25, 2002




    /s/  GWEN E. ROYLE


*By: ________________________________________________________________________


    GWEN E. ROYLE


    ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO. DESCRIPTION
----------- -----------
    1.1*    Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1.1 to
            Stilwell Financial Inc.'s registration statement on Form S-3, File No. 333-69578).

    1.2*    Form of Underwriting Agreement for Shares of Common Stock and/or Preferred Stock
            (incorporated by reference to Exhibit 1.2 to Stilwell Financial Inc.'s registration statement on
            Form S-3, File No. 333-69578).

    4.1*    Senior Indenture dated November 6, 2001 between Stilwell Financial Inc. and JPMorgan Chase
            Bank (formerly known as The Chase Manhattan Bank) (incorporated by reference to Exhibit 4.1 to
            Stilwell Financial Inc.'s Current Report on Form 8-K filed on November 7, 2001).

    4.2*    Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to Stilwell Financial
            Inc.'s registration statement on Form S-3, File No. 333-69578).

    4.3*    Form of certificate representing Stilwell Financial Inc. common stock (incorporated by reference to Exhibit 4.1 to Stilwell's Registration Statement on Form 10, filed on June 15, 2000,
            File No. 001-15253).

    4.4*    Amended and Restated Certificate of Incorporation of Stilwell Financial Inc. (incorporated by reference to Exhibit 3.1.1 to Stilwell's Registration Statement on Form 10, filed on June 15, 2000,
            File No. 001-15253).

    4.5*    Amended and Restated Bylaws of Stilwell Financial Inc. (incorporated by reference to Exhibit 3.3 to Stilwell's Annual Report on Form 10-K for the year ended December 31, 2001).

    4.6*    Certificate of Designation establishing Stilwell's Series A Preferred Stock (incorporated by reference to Exhibit 3.1.2 to Stilwell's Registration Statement on Form 10, filed on June 15, 2000,
            File No. 001-15253).

    4.7*    Stockholders' Rights Agreement, dated as of June 14, 2000, between Stilwell Financial Inc. and
            UMB Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.2.1 to Stilwell's
            Registration Statement on Form 10, filed on June 15, 2000, File No. 001-15253).

    5.1+    Opinion of Gwen E. Royle, Vice President--Legal and Corporate Secretary of
            Stilwell Financial Inc.

    5.2+    Opinion of Shearman & Sterling.

   12*      Statement Regarding Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Stilwell Financial Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001).

   23.1     Consent of PricewaterhouseCoopers LLP.

   23.2     Consent of Gwen E. Royle, Vice President--Legal and Corporate Secretary of
            Stilwell Financial Inc. (included in Exhibit 5.1).

   23.3     Consent of Shearman & Sterling (included in Exhibit 5.2).

   24+      Power of Attorney (included on signature pages to this registration statement).

   25+      Statement of Eligibility of Trustee on Form T-1.

--------
* Incorporated by reference.

+ Previously filed.